SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 7/31/2007
FILE NUMBER 811-5686
SERIES NO.: 8

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                                                  30,552
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                                                   8,930
              Class C                                                   2,965
              Investor Class                                           10,156
              Institutional Class                                       9,062

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                                                 000.3160
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                                                 000.2833
              Class C                                                 000.2823
              Investor Class                                          000.3175
              Institutional Class                                     000.3378

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                                                   88,241
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                                                   24,154
              Class C                                                    9,132
              Investor Class                                            29,222
              Institutional Class                                       39,068


74V.     1.   Net asset value per share (to nearest cent)
              Class A                                                   $ 4.30
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                                                   $ 4.31
              Class C                                                   $ 4.30
              Investor Class                                            $ 4.31
              Institutional Class                                       $ 4.30